10/18/2005

IMMEDIATE RELEASE

WYETH AND TEVA ANNOUNCE SETTLEMENT OF EFFEXOR XR® LITIGATION

        Madison, N. J., October 18, 2005 – Wyeth (NYSE:WYE) and Teva Pharmaceutical Industries Ltd. (NASDAQ: TEVA) today announced that they have reached agreement on the principal terms of a settlement of the U.S. patent infringement litigation pertaining to Teva’s generic version of Wyeth’s Effexor XR® antidepressant pending in the United States District Court for the District of New Jersey. The parties are currently drafting definitive agreements and intend to submit the settlement agreements to the Federal Trade Commission (“FTC”). The terms of the settlement are confidential and are subject to a number of conditions, including review of the settlement by the FTC and the approval of the District Court.

        Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing, and marketing of pharmaceuticals, vaccines, biotechnology products and nonprescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

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Media Contact:
Douglas Petkus
Wyeth
973-660-5218

Investor Contact:
Justin Victoria
Wyeth
973-660-5340